SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 28, 2015

Date of Report (Date of Earliest Event Reported)

Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One TSYS Way, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2310

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Shareholders of Total System Services, Inc. (“TSYS”) was held on April 28, 2015. TSYS’ shareholders voted on the following three proposals which are detailed in TSYS’ definitive proxy statement on Schedule 14A which was filed with the Securities and Exchange Commission on March 16, 2015, and cast their votes as described below.

Proposal 1

TSYS’ shareholders elected fourteen individuals to the Board of Directors as set forth below:

Name	For	Against	Abstain	Broker Non-Vote
James H. Blanchard	132,152,584	2,565,724	142,187	21,510,671

Kriss Cloninger III	132,844,263	1,821,822	194,410	21,510,671

Walter W. Driver, Jr.	132,121,394	2,525,949	213,152	21,510,671

Gardiner W. Garrard, Jr.	125,993,840	8,690,213	176,442	21,510,671

Sidney E. Harris	131,978,430	2,677,746	204,319	21,510,671

William M. Isaac	133,573,166	1,062,414	224,915	21,510,671

Mason H. Lampton	131,961,305	2,747,648	151,542	21,510,671

Connie D. McDaniel	133,985,664	669,479	205,352	21,510,671

H. Lynn Page	132,308,489	2,378,666	173,340	21,510,671

Philip W. Tomlinson	131,719,800	2,972,479	168,216	21,510,671

John T. Turner	133,103,217	1,580,113	177,165	21,510,671

Richard W. Ussery	131,627,828	3,088,446	144,221	21,510,671

M. Troy Woods	124,765,496	9,639,351	455,648	21,510,671

James D. Yancey	120,637,734	14,095,523	127,238	21,510,671

Proposal 2

TSYS’ shareholders ratified the appointment of KPMG LLP as the independent auditor of TSYS for the fiscal year ending December 31, 2015 as set forth below:

For	Against	Abstain
152,764,047	3,263,384	343,735

Proposal 3

TSYS’ shareholders approved, on an advisory basis, TSYS’ executive compensation as set forth below:

For	Against	Abstain	Broker Non-Vote
127,129,632	7,235,628	495,235	21,510,671

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.

Dated:	April 29, 2105	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel

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